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                     PRUDENTIAL GOVERNMENT INCOME FUND, INC.

                             ARTICLES OF RESTATEMENT

     Prudential Government Income Fund, Inc., a Maryland corporation, having its principal office in the city of Baltimore, (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation desires to restate its charter as currently in effect, such restatement to be effective on ________, 1996, and is restated as follows:

                                   ARTICLE I.

     The name of the corporation (hereinafter called the "Corporation") is Prudential Government Income Fund, Inc.

                                   ARTICLE II.

                                    PURPOSES

     The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

                                  ARTICLE III.

                               ADDRESS IN MARYLAND

     The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

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     The name of the Corporation's resident agent is The Corporation Trust
Incorporated, and its post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                                   ARTICLE IV.

                                  COMMON STOCK

     Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is 2,000,000,000 shares of common stock of the par value of $.01 per share, having an aggregate par value of $20,000,000, divided into four classes, consisting of 500,000,000 shares of Class A Common Stock, 500,000,000 shares of Class B Common Stock, 500,000,000 shares of Class C Common Stock and 500,000,000 shares of Class Z Common Stock.

         (a) Each share of Class A, Class B, Class C and Class Z Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights except that
    (i) Expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) The bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) The Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the


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    Board of Directors from time to time; (iv) The Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (v) The Class C Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time and (vi) The Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge nor a 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

         (b) Each share of the Class B Common Stock of the Corporation shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares (including fractions thereof) of the Class A Common Stock of the Corporation (computed in the manner hereinafter described), at the applicable net asset value per share of each Class, at the time of the calculation of the net asset value of such Class B Common Stock at such times, which may vary between shares originally issued for cash and shares purchased through the automatic reinvestment of dividends and distributions with respect to Class B Common Stock (each "Conversion Date"), determined by the Board of Directors in accordance with applicable laws, rules, regulations, and


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    interpretations of the Securities and Exchange Commission and the National
    Association of Securities Dealers, Inc. and pursuant to such procedures as may be established from time to time by the Board of Directors and disclosed in the Corporation's then current prospectus for such Class A and Class B Common Stock.

         (c) The number of shares of the Class A Common Stock of the Corporation into which a share of the Class B Common Stock is converted pursuant to Paragraph (1)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

         (d) On the Conversion Date, the shares of the Class B Common Stock of the Corporation converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).

         (e) The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of shares of Class B Common Stock to shares of


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    the Class A Common Stock as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in this
    Section 1 and subject to any restrictions or requirements under the Investment Company Act of 1940 and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission, any conditions or limitations contained in an order issued by the Securities and Exchange Commission applicable to the Corporation, or any restrictions or requirements under the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations promulgated or issued thereunder.

     Section 2. The Board of Directors may, in its discretion, classify and reclassify any unissued shares of the capital stock of the Corporation into one or more additional or other classes or series by setting or changing in any one or more respects the designations, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series. If designated by the Board of Directors, particular classes or series of capital stock may relate to separate portfolios of investments.

     Section 3. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class and


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series of capital stock of the Corporation shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes or series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each such class or series of capital stock.

     Section 4. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or


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by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate vote shall vote together as a single class; and (c) as to any matter which in the judgment of the Board of Directors (which shall be conclusive) does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

     Section 5. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of shares of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation (as such liabilities may affect one or more of the classes of shares of capital stock of the Corporation), to share ratably in the remaining net assets of the Corporation; provided, however, that in the event the capital stock of the Corporation shall be classified or reclassified into series, holders of any shares of capital stock within such series shall be entitled to share ratably out of assets


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belonging to such series pursuant to the provisions of Section 7(c) of this
Article IV.

     Section 6. Each share of any class of the capital stock of the Corporation, and in the event the capital stock of the Corporation shall be classified or reclassified into series, each share of any class of Capital Stock of the Corporation within such series shall be subject to the following provisions:

          (a) The net asset value of each outstanding share of capital stock of the Corporation (or of a class or series, in the event the capital stock of the Corporation shall be so classified or reclassified), subject to subsection (b) of this Section 6, shall be the quotient obtained by dividing the value of the net assets of the Corporation (or the net assets of the Corporation attributable or belonging to that class or series as designated by the Board of Directors pursuant to Articles Supplementary) by the total number of outstanding shares of capital stock of the Corporation (or of such class or series, in the event the capital stock of the Corporation shall be classified or reclassified into series). Subject to subsection (b) of this Section 6, the value of the net assets of the Corporation (or of such class or series, in the event the capital stock of the Corporation shall be classified or reclassified into series) shall be determined pursuant to the procedures or methods (which procedures or methods, in the event the capital stock of


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     the Corporation shall be classified or reclassified into series, differ from class to class or from series to series) prescribed or approved by the Board of Directors in its discretion, and shall be determined at the time or times (which time or times may, in the event the capital stock of the Corporation shall be classified into classes or series, differ from series to series) prescribed or approved by the Board of Directors in its discretion. In addition, subject to subsection (b) of this Section 6, the Board of Directors, in its discretion, may suspend the daily determination of net asset value of any share of any series or class of capital stock of the Corporation.

          (b) The net asset value of each share of the capital stock of the Corporation or any class or series thereof shall be determined in accordance with any applicable provision of the Investment Company Act of 1940, as amended (the "Investment Company Act"), any applicable rule, regulation or order of the Securities and Exchange Commission thereunder, and any applicable rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.

          (c) All shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder pursuant to the applicable provisions of the


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     Investment Company Act and laws of the State of Maryland,
     including any applicable rules and regulations thereunder.
     Each holder of a share of any class or series, upon request to the Corporation (if such holder's shares are certificated, such request being accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer), shall be entitled to require the Corporation to redeem all or any part of such shares outstanding in the name of such holder on the books of the Corporation (or as represented by share certificates surrendered to the Corporation by such redeeming holder) at a redemption price per share determined in accordance with subsection (a) of this Section 6.

          (d) Notwithstanding subsection (c) of this Section 6, the Board of Directors of the Corporation may suspend the right of the holders of shares of any or all classes or series of capital stock to require the Corporation to redeem such shares or may suspend any purchase of such shares:

               (i) for any period (A) during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;


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               (ii)  for any period during which an emergency, as
          defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it and belonging to the affected series of capital stock (or the Corporation, if the shares of capital stock of the Corporation have not been classified or reclassified into series) is not reasonably practicable, or (B) it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the affected series of capital stock; or

               (iii) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of the holders of shares of capital stock of the Corporation.

          (e) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding shares of any class or series upon the sending of written


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     notice thereof to each holder whose shares are to be redeemed and upon such terms and conditions as the Board of Directors, in its discretion, shall deem advisable, out of funds legally available therefor, at the net asset value per share of that class or series determined in accordance with subsections (a) and (b) of this Section 6 and take all other steps deemed necessary or advisable in connection therewith.

          (f) The Board of Directors may by resolution from time to time authorize the purchase by the Corporation, either directly or through an agent, of shares of any class or series of the capital stock of the Corporation upon such terms and conditions and for such consideration as the Board of Directors, in its discretion, shall deem advisable out of funds legally available therefor at prices per share not in excess of the net asset value per share of that class or series determined in accordance with subsections (a) and (b) of this Section 6 and to take all other steps deemed necessary or advisable in connection therewith.

          (g) Except as otherwise permitted by the Investment Company Act of 1940, payment of the redemption price of shares of any class or series of the capital stock of the Corporation surrendered to the Corporation for redemption pursuant to the provisions of subsection
     (c) of this Section 6 or for purchase by the Corporation pursuant to


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     the provisions of subsection (e) or (f) of this Section 6 shall be made by the Corporation within seven days after surrender of such shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors, in its discretion, shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have his or her shares redeemed in portfolio securities.

          (h) In the absence of any specification as to the purposes for which shares are redeemed or repurchased by the Corporation, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland. Shares of any class or series retired by repurchase or redemption shall thereafter have the status of authorized but unissued shares of such class or series.

     Section 7. In the event the Board of Directors shall authorize the classification or reclassification of shares into classes or series, the Board of Directors may (but shall not be obligated to) provide that each class or series shall have the following powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations thereof shall be as follows:

          (a) All consideration received by the Corporation for the issue or sale of shares of capital stock of each


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     series, together with all income, earnings, profits,
     and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, payments and funds, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such series.

          (b) The Board of Directors may from time to time declare and pay dividends or distributions, in additional shares of capital stock of such series or in cash, on any or all series of capital stock, the amount of such dividends and the means of payment being wholly in the discretion of the Board of Directors.

               (i) Dividends or distributions on shares of any series shall be paid only out of earned surplus or other lawfully available assets belonging to such series.


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               (ii)  Inasmuch as one goal of the Corporation is to
          qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a series has a net capital loss for a fiscal year, and to the extent that the net capital loss offsets net capital gains from such series, the amount to be deemed available for distribution to that series with the net capital gain may be reduced by the amount offset.


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          (c)  In the event of the liquidation or dissolution of the
     Corporation, holders of shares of capital stock of each series shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to such holders, but other than general assets not belonging to any particular series, the assets belonging to such series; and the assets so distributable to the holders of shares of capital stock of any series shall be distributed, subject to the provisions of subsection (d) of this Section 7, among such stockholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series and available for distribution, such distribution shall be made to the holders of all series in proportion to the net asset value of the respective series determined in accordance with the charter of the Corporation.

          (d) The assets belonging to any series shall be charged with the liabilities in respect to such series, and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the asset value of the respective series determined in accordance with the Charter of the Corporation. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the


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     same as to a given series, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

     Section 8. Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     Section 9. No holder of shares of Common Stock of the Corporation shall, as such holder, have any pre-emptive right to purchase or subscribe for any shares of the Common Stock of the Corporation of any class or series which it may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares of the Common Stock of the Corporation acquired by it after the issue thereof, or otherwise).

     Section 10. All persons who shall acquire any shares of capital stock of the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. All shares of Common Stock of the Corporation issued on or before the date of the filing of the amendment filed January 17, 1990 to the Articles of Incorporation shall without further act of the Board of Directors or the holders of such shares be deemed to be shares of Class B Common Stock.

     Section 11. Notwithstanding any provision of law requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the

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shares of common stock, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of Shares of common stock outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.

                                   ARTICLE V.

                                    DIRECTORS

     The By-Laws of the Corporation may fix the number of directors at a number other than four and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

     The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes; but no class shall be elected for a period shorter than that from the time of the election of such class until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.


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                                   ARTICLE VI.

                LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

     A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended.

     No amendment modification or repeal of this Article VI shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

                                  ARTICLE VII.

                                  MISCELLANEOUS

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

     Section 1. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:


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          (a)  To make, alter, amend or repeal from time to time the By-
     Laws of the Corporation except as such power may otherwise be limited in the By-Laws.

          (b) To issue shares of any class or series of the capital stock of the Corporation.

          (c) To authorize the purchase of shares of any class or series in the open market or otherwise, at prices not in excess of their net asset value for shares of that class, series or class within such series determined in accordance with subsections (a) and (b) of
     Section 6 of Article IV hereof, provided that the Corporation has assets legally available for such purpose, and to pay for such shares in cash, securities or other assets then held or owned by the Corporation.

          (d) To declare and pay dividends and distributions from funds legally available therefor on shares of such class or series, in such amounts, if any, and in such manner (including declaration by means of a formula or other similar method of determination whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration) and to the holders of record as of such date, as the Board of Directors may determine.


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          (e)  To take any and all action necessary or appropriate to maintain a constant net asset value per share for shares of any class, series or class within such series.

     Section 2. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles applied by or pursuant to the direction of the Board of Directors or as otherwise required or permitted by the Securities and Exchange Commission, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares, past, present and future, of each class or series, and shares are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such shares by, or confirmation of such shares being held for the account of, any stockholder, that any and all such determinations shall be binding as aforesaid.

     Nothing in this Section 2 shall be construed to protect any director or officer of the Corporation against liability to the Corporation or its stockholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Section 3. The directors of the Corporation may receive compensation for their services, subject, however, to such limitations with respect thereto as may be determined from time to time by the holders of shares of capital stock of the Corporation.


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     Section 4.  Except as required by law, the holders of shares of capital stock of the Corporation shall have only such right to inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.

     Section 5. Any vote of the holders of shares of capital stock of the Corporation authorizing liquidation of the Corporation or proceedings for its dissolution may authorize the Board of Directors to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, which assets are the assets belonging to the Corporation or any series thereof available for distribution to the holders of the Corporation or any series thereof (pursuant to the provisions of Section 7 of Article IV hereof) and may divide, or authorize the Board of Directors to divide, such assets among the stockholders of the shares of capital stock of the Corporation or any series thereof in such manner as to ensure that each such holder receives an amount from the proceeds of such liquidation or dissolution that such holder is entitled to, as determined pursuant to the provisions of Sections 3 and 7 of Article IV hereof.

                                  ARTICLE VIII

                                   DEFINITIONS

     Section 1. As used in these Articles of Incorporation and in the By-Laws of the Corporation, the following terms shall have the meanings indicated:


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

          "Gross Assets" shall mean the total value of the assets of the Corporation determined as provided in Section 3 below.

          "Person" shall mean a natural person, corporation, joint stock company, firm association, partnership, trust, syndicate, combination, organization, government or agency or subdivision thereof.

          "Securities" shall mean any stock, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets created or issued by any Person.

     Section 2.  Net asset value shall be determined by dividing:

          (a) The total value of the assets of the Corporation determined as provided in Section 3 below less, to the extent determined by or pursuant to the direction of the Board of Directors in accordance with generally accepted accounting principles, all debts, obligations and liabilities of the Corporation (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities or claims, of any and every kind and nature, fixed, accrued or unmatured, including the estimated accrued expense of investment

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     advisory and administrative services, and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, contingencies, or otherwise, and the price of common stock redeemed but not paid for) but excluding the Corporation's liability upon its shares and its surplus, by

          (b) The total number of shares of the Corporation outstanding (shares sold by the Corporation whether or not paid for being treated as outstanding and shares purchased or redeemed by the Corporation whether or not paid for and treasury shares being treated as not outstanding).

     Section 3. In determining for the purposes of these Articles of Incorporation the total value of the assets of the Corporation at any time, securities shall be taken at their market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and all other assets at fair value determined in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

     Section 4. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles or with any order, rule, regulation or release of the Securities and Exchange Commission by or pursuant to the direction of the Board of Directors, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such shares by, or confirmation of such shares being held for the account of any stockholder, that any and all such determinations shall be binding as aforesaid.

     Nothing in this Section 4 shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE IX.

                                   AMENDMENTS

     From time to time any of these provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of common stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the

Corporation by these Articles of Incorporation are subject to the provisions of this Article IX."

     SECOND: The provisions set forth in these Articles of Restatement are all provisions of the Charter as currently in effect.

     THIRD:   The restatement of the Charter has been approved by a majority of the entire Board of Directors.

     FOURTH:  The Charter is not amended by these Articles of Restatement.

     FIFTH: The Corporation's principal office in the state of Maryland is c/o CT Corporation, 32 South Street, Baltimore, Maryland 21202.

     SIXTH: The name and address of the Corporation's resident agent is CT Corporation, 32 South Street, Baltimore, Maryland 21202.

     SEVENTH: The Corporation currently has eight directors. The names of the directors currently in office are as follows:

                    Edward D. Beach
                    Delayne D. Gold
                    Harry A. Jacobs, Jr.
                    Thomas T. Mooney
                    Thomas H. O'Brien
                    Thomas A. Owens, Jr.
                    Richard A. Redeker
                    Stanley E. Shirk

     IN WITNESS WHEREOF, PRUDENTIAL GOVERNMENT INCOME FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on __________________, 1996.

                                    PRUDENTIAL GOVERNMENT INCOME FUND, INC.

                                    By
                                       ------------------------------------
                                       Richard A. Redeker
                                       President



Attest:
        ------------------------------
        Ellyn C. Acker
        Assistant Secretary


     THE UNDERSIGNED, President of Prudential Government Income Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       ------------------------------------
                                       Richard A. Redeker
                                       President